UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

INFINITY PROPERTY AND CASUALTY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2007, the Board of Directors (the “Board”) of Infinity Property and Casualty Corporation (the “Company”) approved certain amendments to the Company’s 2002 Restricted Stock Plan (the “Plan”). The material amendments to the Plan (as summarized below, which summary is qualified in its entirety by the full text of the Plan that is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference as if fully set forth herein):

•

Allow the Compensation Committee of the Board (the “Committee”), when granting restricted stock, to determine whether the recipient of the grant may receive voting rights, or dividends or other distributions declared during the restricted period prior to vesting of the restricted stock grant;

•	Allow the Committee to provide for vesting of a restricted stock grant at a rate of less than one-third (1/3) per year; and

•

Give the Committee the discretion to accelerate the vesting for all or a portion of the restricted stock grant in the event of the recipient’s death, Disability or Retirement, as those terms are defined in the Plan.

On July 31, 2007 the Committee approved the grant of restricted stock to certain officers under and pursuant to the terms of the Company’s 2002 Restricted Stock Plan, in the following amounts:

James R. Gober Chairman, Chief Executive Officer and President	15,510 shares
Roger Smith Executive Vice President, Chief Financial Officer and Treasurer	14,181 shares
Samuel J. Simon Executive Vice President, General Counsel and Secretary	14,181 shares
Glen N. Godwin Regional President	14,181 shares
Scott Pitrone Regional President	14,181 shares

Each of these officer’s restricted stock grant will vest, in full, on July 31, 2011. Each of these officers entered into a restricted stock agreement with the Company in the Form of Restricted Stock Agreement, set forth on Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

On July 31, 2007, the Board agreed to enter into new employment agreements (the “New Employment Agreements”) with Messrs. Gober, Smith, Simon, Godwin and Pitrone, which supercede the existing employment agreements (the “Old Employment Agreements”) dated March 8, 2005 for Messrs. Gober, Smith and Simon and set forth on Exhibits 10.21 (as amended by Exhibit 10 to the Company’s 8-K filed with the SEC on March 13, 2006), 10.23 and 10.22, respectively, to the Company’s Form 10-K filed with the SEC on March 10, 2005, and dated January 1, 2006 for Messrs. Godwin and Pitrone and set forth on Exhibits 10.1 and

10.4, respectively, to the Company’s Form 8-K, filed with the SEC on January 1, 2006. The term of Mr. Gober’s New Employment Agreement is August 1, 2007 through December 31, 2009. The term of the New Employment Agreement for each of Messrs. Smith, Simon, Godwin and Pitrone is August 1, 2007 through July 31, 2010. The Company has the option to extend by one (1) year the term of the New Employment Agreement for each of Messrs. Smith, Simon, Godwin and Pitrone. The material differences between each officer’s New Employment Agreement and Old Employment Agreement are summarized below, which summary is qualified in its entirety by the full text of the employment agreements for Messrs. Gober, Smith, Simon, Godwin and Pitrone that are filed as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Form 8-K and incorporated by reference as if fully set forth herein:

The New Employment Agreement for each of these officers:

•	Maintains the officer’s current salary and bonus level opportunity; and

•	Eliminates prospective bonus payments and future salary payments upon the officer’s death or Disability, as such term is defined in each officer’s New Employment Agreement.

Mr. Gober’s New Employment Agreement also:

•	Provides for accelerated, pro rata vesting of restricted stock upon Retirement, as such term is defined in the Plan, attached hereto as Exhibit 10.1, prior to December 31, 2011.

The New Employment Agreements for Messrs. Smith and Simon also:

•	Include a twelve (12) month post-termination non-compete provision.

The New Employment Agreements for Messrs. Godwin and Pitrone also:

•	Upon a termination of employment by the Company “Without Cause” or by the officer for “Good Reason,” as those terms are defined in each officer’s New Employment Agreement:

•	Extend the coverage period for certain employee benefit programs from twelve (12) months to twenty-four (24) months;

•	Increase the lump sum annual bonus payment from one (1) times annual target bonus to two (2) times annual target bonus;

•	Increase the lump sum salary payment from one (1) times annual base salary to two (2) times annual base salary; and

•	Extend the period in which the officer may exercise stock options from ninety (90) days to three (3) years after the date of termination.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. N/A

(b)	Pro forma financial information. N/A

(c)	Shell company transactions. N/A

(d)	Exhibits. See Exhibit Index immediately following the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION

BY:	/s/ Samuel J. Simon
Samuel J. Simon
Executive Vice President, General Counsel and Secretary

August 3, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended 2002 Restricted Stock Plan

10.2	Form of Restricted Stock Agreement

10.3	Employment Agreement for Mr. Gober

10.4	Employment Agreement for Mr. Smith

10.5	Employment Agreement for Mr. Simon

10.6	Employment Agreement for Mr. Godwin

10.7	Employment Agreement for Mr. Pitrone